Exhibit (n)

MORGAN STANLEY INSTITUTIONAL FUND TRUST

Rule 18f-3
Amended and Restated Multiple Class Plan

Morgan Stanley Institutional Fund Trust (the “Fund”), a registered investment company that currently consists of a number of separately managed portfolios, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each portfolio listed on Schedule A hereto (each a “Portfolio”). This plan (the “Plan”) is adopted pursuant to Rule 18f-3, effective as of 1996, as hereby amended and restated as of February 27, 2019.

Effective September 9, 2013, the Class P and Class H shares of the Portfolios were renamed as Class A shares.

A.         Attributes of Share Classes

1.       The rights of each class of shares of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Fund’s Board of Trustees and as attached hereto as Exhibits.

2.       With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio’s Prospectus; (iii) each class will separately bear any distribution or shareholder service fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any service fees (“service fees”) that may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2341(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Rules, which are not contemplated by or within the scope of the 12b-1 Plan, and other shareholder service fees; (iv) each class may bear the expenses of the Portfolio’s operations which are directly attributable to such class, to the extent consistent with Rule 18f-3, guidance by the Securities and Exchange Commission, and, to the extent relevant, guidance issued by the Internal Revenue Service (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.         Expense Allocations

Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that 12b-1 fees, service fees, sub-accounting fees or Class Expenses relating to a particular class are allocated directly to that class.

C.         Amendment of Plan

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Trustees of the Fund, including a majority of the Trustees who are not “interested persons” of the Fund as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.

EXHIBIT A

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.         Class-Specific Distribution Arrangements; Other Expenses

Class I shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees.

2.         Eligibility of Purchasers

Class I shares generally require a minimum initial investment of $5,000,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.         Exchange Privileges

You may exchange Class I shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class I shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.          Conversion Features

Class I shares of a Portfolio may be converted into either Class IS shares or Class IR shares of the same Portfolio, subject to the Adviser’s discretion and effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

5.          Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.

EXHIBIT B

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.         Class-Specific Distribution Arrangements; Other Expenses

(a)       Class A shares (except for Class A shares of the Liquid Assets Prime Portfolio, the Short Duration Income Portfolio and the Ultra-Short Income Portfolio) are offered with a front-end sales load (“FESL”). The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio’s Prospectus. As stated in each Portfolio’s Prospectus, Class A shares may be purchased at net asset value (without a FESL) in the case of certain large purchases of such shares. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge (“CDSC”) on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below.

(b)       Class A shares are also subject to a 12b-1 shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Portfolio’s average daily net assets (0.20% with respect to the Ultra-Short Municipal Income Portfolio) attributable to Class A Shares. The shareholder service fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.         Eligibility of Purchasers

Class A shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.         Exchange Privileges

You may exchange Class A shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class A shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus. You may also exchange Class A shares of a Portfolio for Class A shares of the Liquid Assets Prime Portfolio.

4.          Conversion Features

Conversion features are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

5.         Voting Rights

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a 12b-1 plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class A shareholders differ from the interests of holders of any other class.

6.          Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

EXHIBIT C

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Class L Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Class L shares are sold without a sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Distribution and Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.50% of each Fixed Income Portfolio’s (as designated on Schedule A hereto) average daily net assets and up to 0.75% with respect to each U.S. Equity and Asset Allocation Portfolio’s (as designated on Schedule A hereto) average daily net assets, attributable to Class L shares, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.          Eligibility of Purchasers

Class L shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

You may exchange Class L shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class L shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.          Conversion Features

Conversion features are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

5.          Voting Rights

Each Class L shareholder will have one vote for each full Class L share held and a fractional vote for each fractional Class L share held. Class L shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class L (such as a 12b-1 plan or service agreement relating to Class L), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class L shareholders differ from the interests of holders of any other class.

EXHIBIT D

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class IS Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Class IS shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees. In addition, no sub-accounting or other similar fees, or any finder’s fee payments are charged or paid, on Class IS shares.

2.          Eligibility of Purchasers

Class IS shares are offered only to eligible investors meeting certain minimum investment requirements. To purchase Class IS shares, an investor must meet a minimum initial investment of $10,000,000 or be a defined contribution, defined benefit or other employer sponsored employee benefit plan, in each case provided that the plan trades on an omnibus level, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser. Class IS shares are also offered to certain other limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

You may exchange Class IS shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class IS shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.          Conversion Features

Class IS shares of a Portfolio may be converted into Class IR shares of the same Portfolio, subject to the Adviser’s discretion and effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

5.          Voting Rights

Each Class IS shareholder will have one vote for each full Class IS share held and a fractional vote for each fractional Class IS share held. Class IS shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class IS (such as a 12b-1 plan or service agreement relating to Class IS), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class IS shareholders differ from the interests of holders of any other class.

EXHIBIT E

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Class C shares are sold without a front-end sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 1.00% of each Portfolio’s (as designated on Schedule A hereto) average daily net assets, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

Class C shares of a Portfolio generally shall be subject to a contingent deferred sales charge (“CDSC”) of 1.00% on redemptions made within one year after purchase. Further information relating to the CDSC, including manner in which it is calculated, is set forth in paragraph 6 below.

2.           Eligibility of Purchases

Class C shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.           Exchange Privileges

You may exchange Class C shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class C shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.          Conversion Features

Conversion features are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

5.          Voting Rights

Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a 12b-1 plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class C shareholders differ from the interests of holders of any other class.

6.          Calculation of the CDSC

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

EXHIBIT F

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Institutional Class Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Institutional Class shares are sold without a sales charge, are not subject to a 12b-1 fee, but are subject to a shareholder service fee. Institutions (“Service Organizations”) may (i) act directly or indirectly as nominees and recordholders of shares of the Institutional Class for their respective customers who are or may become beneficial owners of such shares (the “Customers”); (ii) provide services to other Service Organizations intended to facilitate or improve a Service Organization’s services to its Customers with respect to the Portfolios; and/or (iii) perform certain account administration services with respect to the Customers pursuant to Agreements between the Fund, on behalf of the Institutional Class of each Portfolio, and such Service Organizations. The Fund, on behalf of the applicable Portfolio, will pay the Distributor to compensate each Service Organization the monthly or quarterly administration fee specified in the Agreement with such Service Organization, which shall be assessed at an annual rate of 0.05% of the average daily net assets (0.10% with respect to the Ultra-Short Municipal Income Portfolio) of Institutional Class shares of such Portfolio which are owned beneficially by the Customers of such Service Organization during such period. A Service Organization will be compensated or reimbursed under this Plan for providing the following services: (a) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Institutional Class shares; (b) receiving and transmitting funds representing the purchase price or redemption proceeds of Institutional Class shares; and (c) forwarding shareholder communications such as prospectus updates, proxies and shareholder reports. No Portfolio or class may compensate a Service Organization for services provided with respect to another Portfolio or class.

2.          Eligibility of Purchasers

Institutional Class shares generally require a minimum initial investment of $5,000,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

You may exchange Institutional Class shares of a Portfolio for the same Class (Class I with respect to Institutional Class) of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Institutional Class shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.          Voting Rights

Each Institutional Class shareholder will have one vote for each full Institutional Class share held and a fractional vote for each fractional Institutional Class share held. Institutional Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Class (such as a 12b-1 plan or service agreement relating to Institutional Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Institutional Class shareholders differ from the interests of holders of any other class.

EXHIBIT G

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class IR Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Class IR shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees. In addition, no sub-accounting or other similar fees, or any finder’s fee payments are charged or paid, on Class IR shares. Class IR shares are eligible for revenue sharing arrangements, as disclosed in each Portfolio’s Prospectus.

2.          Eligibility of Purchasers

Class IR shares are offered only to eligible investors meeting certain minimum investment requirements. To purchase Class IR shares, an investor must meet a minimum initial investment of $10,000,000 or be a defined contribution, defined benefit or other employer sponsored employee benefit plan, in each case provided that the plan trades on an omnibus level, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser. Class IR shares are also offered to certain other limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

You may exchange Class IR shares of a Portfolio for the same Class of shares of any “Morgan Stanley Multi-Class Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class IR shares of a Portfolio for shares of a “Morgan Stanley Money Market Fund” (as such term is defined in each Portfolio’s Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.          Conversion Features

Class IR shares of a Portfolio may be converted into Class IS shares of the same Portfolio, subject to the Adviser’s discretion and effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

5.          Voting Rights

Each Class IR shareholder will have one vote for each full Class IR share held and a fractional vote for each fractional Class IR share held. Class IR shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class IR (such as a 12b-1 plan or service agreement relating to Class IR), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class IR shareholders differ from the interests of holders of any other class.

EXHIBIT H

MORGAN STANLEY INSTITUTIONAL FUND TRUST

CERTIFICATE OF CLASS DESIGNATION

Class T Shares

1.         Class-Specific Distribution Arrangements; Other Expenses

(a)       Class T shares are offered with a front-end sales load. The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver, if applicable, are set forth in each Portfolio’s Prospectus.

(b)        Class T shares are also subject to a 12b-1 shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Shareholder Services Plan for Class T shares approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class T Shares. The shareholder service fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.          Eligibility of Purchases

Class T shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus. Class T shares may be offered to certain limited categories of investors depending on the policies and procedures of financial intermediaries, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

Class T shares do not have exchange privileges.

4.          Conversion Feature

Shares of a Portfolio may be converted into Class T shares, provided a shareholder meets the eligibility requirements for investing in the Class T shares. If a CDSC is applicable to such shares being converted, then the conversion to Class T shares may not occur until after the shareholder has held the shares for the applicable CDSC period. The Fund, on behalf of the applicable Portfolio, reserves the right to refuse any conversion request. Financial Intermediaries may impose restrictions on conversions, or may not make conversions available at all.

5.          Voting Rights

Each Class T shareholder will have one vote for each full Class T share held and a fractional vote for each fractional Class T share held. Class T shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class T (such as a 12b-1 plan or service agreement relating to Class T), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class T shareholders differ from the interests of holders of any other class.

EXHIBIT I

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Wealth Class Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Wealth Class shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees. In addition, no sub-accounting or other similar fees, or any finder’s fee payments are charged or paid, on Wealth Class shares. Wealth Class shares settle in the manner as disclosed in a Portfolio’s Prospectus.

2.          Eligibility of Purchasers

Wealth Class shares generally require a minimum initial investment of $1,000,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

You may exchange Wealth Class shares of a Portfolio for the same Class (Class I or Institutional Class) of shares of any mutual fund sponsored and advised by the Adviser, if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.           Voting Rights

Each Wealth Class shareholder will have one vote for each full Wealth Class share held and a fractional vote for each fractional Wealth Class share held. Wealth Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Wealth Class (such as a 12b-1 plan or service agreement relating Wealth Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Wealth Class shareholders differ from the interests of holders of any other class.

EXHIBIT J

MORGAN STANLEY INSTITUTIONAL FUND TRUST
CERTIFICATE OF CLASS DESIGNATION

Advisory Class Shares

1.          Class-Specific Distribution Arrangements; Other Expenses

Advisory Class shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees. In addition, no sub-accounting or other similar fees, or any finder’s fee payments are charged or paid, on Advisory Class shares. Advisory Class shares settle in the manner as disclosed in a Portfolio’s Prospectus.

2.          Eligibility of Purchasers

Advisory Class shares generally require a minimum initial investment of $1,000,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio’s Prospectus.

3.          Exchange Privileges

You may exchange Advisory Class shares of a Portfolio for the same Class (Class I or Institutional Class) of shares of any mutual fund sponsored and advised by the Adviser, if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio’s Prospectus.

4.           Voting Rights

Each Advisory Class shareholder will have one vote for each full Advisory Class share held and a fractional vote for each fractional Advisory Class share held. Advisory Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Advisory Class (such as a 12b-1 plan or service agreement relating Advisory Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Advisory Class shareholders differ from the interests of holders of any other class.

MORGAN STANLEY INSTITUTIONAL FUND TRUST

SCHEDULE A

(updated as of December 26, 2019)

Portfolio	Class I	Class A	Class C	Class L	Class IS	Institutional Class	Class IR	Class T	Wealth Class	Advisory Class
FIXED INCOME PORTFOLIOS:
1. Core Plus Fixed Income Portfolio	X	X	X	X	X		X	X
2. Corporate Bond Portfolio	X	X	X	X	X		X	X
3. High Yield Portfolio	X	X	X	X	X		X	X
4. Senior Loan Portfolio	X	X	X		X		X
5. Short Duration Income Portfolio	X	X	X	X	X		X	X
6. Strategic Income Portfolio	X	X	X	X	X		X	X
7. Ultra-Short Income Portfolio		X				X	X	X
8. Ultra-Short Municipal Income Portfolio		X				X	X
U.S. EQUITY PORTFOLIO:
9. Discovery Portfolio	X	X	X	X	X		X	X
ASSET ALLOCATION PORTFOLIO:
10. Global Strategist Portfolio	X	X	X	X	X		X	X
MONEY MARKET PORTFOLIO:
11. Liquid Assets Prime Portfolio		X							X	X